EXHIBIT 10.5

Translated from the original Mandarin

Shenzhen (Nanshan): 0102278
Contract registration no.

Shenzhen Real Estate Lease Agreement

Shenzhen Lease Administrative Office

Lease Agreement

Landlord: Shenzhen Fengfu Real Estate Co. Ltd.
Address: Building 10th Central (W.), Shenzhen High-Tech Park, Shenzhen, China
Postal code: 518057
Representative:
Address:
Postal code:

Tenant: SinoHub SCM Shenzhen, Ltd.,
Address: Room B, 2cn floor, building 10th Central (W.), Shenzhen High-Tech Park, Shenzhen, China
Postal code: 518057
Registration number or ID card number:
Representative:
Address:
Postal code:

According to Contract Law of People’s Republic of China, Real Estate Administrative Law of Cities of People’s Republic of China, Lease Regulations of Shenzhen Special Economic Zone, etc., the following agreement is between the Landlord and the Tenant.

I.
The Landlord is the owner of certain premises situated at Room B & C, 2nd floor, building 10 Central (W.), Shenzhen High-Tech Park, Shenzhen, China, hereinafter referred to as the "Leasehold Premises". And the Landlord is desirous of leasing the Premises to the Tenant upon the terms and conditions as contained herein. The total space of the Leasehold Premises is 682.05m², and the building is 6-stories high.

The Landlord Shenzhen Fengfu Real Estate Co. Ltd. has a legal and valid Real Estate Ownership certificate No. 4000014864.

II.	The rent reserved by the Landlord for the Leasehold Premises for the term herein provided shall be RMB43/m²/month, hence the monthly rent for the Leasehold Premises shall be RMB29,328,15.

III.	Upon the due execution of this Agreement, the Tenant shall deposit with the Landlord the sum of RMB29,328,15 on the day of July 10, 2007.

IV.	The monthly rent shall be payable by the 11th of each month by the Tenant. While receiving the rent, the Landlord shall issue the legal invoice to the Tenant.

V.	The term for the Leasehold Premises described above is from July 10, 2007 to July 9, 2008.

The term agreed upon above can not exceed the year limit by which the land is allowed to be used; the time exceeding the limit will be regarded as invalid. Therefore, for the loss and damage caused herein will be executed compliant with the term both parties agreed, if no such agreements, the loss and damage will be borne by the Landlord.

VI.	During the term of the lease, the Leasehold Premises is used as office space.

No part of the Premises shall be used at any time during the term of this Agreement by the Tenant  for the purpose other than described above without the consent in written form of the Landlord. Moreover, it must be with the approved application to the real estate administrative departments to altering the purpose of the Leasehold Premises.

VII.	The Landlord shall submit the Leasehold Premises to the Tenant and complete the relative procedures by July 10, 2007.

Whereas, if the Landlord submits the Leasehold Premises later than the time specified above,         the Tenant shall propose to extend the term of the agreement. Both parties shall sign to confirm the extension and register at the contract registration office.

VIII.	While submitting the Leasehold Premises, both parties shall confirm and specify the conditions of the Premises including its facilities, and list in the appendix of the agreement.

IX.
While submitting the Leasehold Premises, the Landlord may require the sum of one-month rent deposit, i.e. RMB29,328,15 of which is hereby acknowledged by the Landlord. Upon receiving such deposit, the Landlord shall issues a receipt to the Tenant.

When one of these conditions occurs, the Landlord shall return the deposit to the Tenant:
a)	When the agreement expires, and the Tenant does not breach the terms;
b)	The agreement is terminated due to the reason of the Landlord.

When one of these conditions occurs, the Landlord shall not return the deposit to the Tenant:
a)	The Tenant terminates the agreement earlier to the expiration, or for other reasons which lead to the termination of the agreement;
b)	During the term of the agreement, the Tenant fails to execute the agreement on its side.

X.
During the term of the agreement, the Landlord is liable to pay for the land use fee, taxes, lease administrative fees, etc. of the Leasehold Premises and the Tenant shall pay for the water and electricity supply, sanitary fee, administrative fee, etc. of the Leasehold Premises on time.

XI.	The landlord shall ensure the submitted Leasehold Premises together with its facilities can fulfill the rental purpose, and guarantee it comply with the relative laws and regulations.

For the personnel and economic damage made to the Tenant caused by the Landlord in accident or on purpose during the term of the agreement, the Tenant shall reserve the right to require corresponding compensation by the Landlord.

XII.
The Tenant shall take in use of the Leasehold Premises and its facilities properly and not use the Premises against the law. The Landlord shall not interfere or prevent the Tenant from putting the use of the Premises properly.

XIII.
During the term of the agreement, if breakdown or damage occurs to the Leasehold Premises and its facilities, not for the fault of the Tenant, the Tenant shall inform the Landlord and take effective measures to stop the breakdown or faults from getting worse. While the Landlord shall have it fixed or appoint the Tenant to fix such breakdown or faults within 10 days after being informed. When the Tenant fails to inform the Landlord, or the Landlord fails to exercise the fixing liability after being informed, the Tenant can fix the problem after having it registered at administrative office.

The Tenant shall fix the breakdown or faults in time and inform the Landlord when emergency occurs and immediate measures must be taken.

The fixing expenses arising from the two situations described above, including the situation that the Tenant stands for the Landlord to fix the faults or takes measures to prevent more severe damages) shall be paid by the Landlord. If the Tenant fails to exercise its liability, not informing the Landlord or taking effective measures in time, thus more damage is made, the fixing expenses of this extra part shall paid by the Tenant.

XIV.
During the term of the agreement, if breakdown or damage occurs to the Leasehold Premises and its facilities due to the fault of the Tenant, the Tenant shall inform the Landlord in time and is liable of fixing or compensating for the loss. When the Tenant refuses to fix or compensate for the loss, after having it registered at the administrative office, the Landlord shall having the breakdown or faults fixed, while the incurring expenses shall be paid by the Tenant.

XV.
During the term of the agreement, neither party shall make alterations to the building or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of the other party.

For the situation described above, it must be with the approved application to the real estate administrative departments to altering the purpose of the Leasehold Premises.

XVI.	During the term of the agreement, the Tenant cannot sub-contract its liability of using the whole Leasehold Premises or partially to any third party.

XVII.
During the term of the agreement, if the Landlord desires to lease the possession of the Leasehold Premises wholly or partially to any third party, the Landlord shall inform the Tenant one month prior in written form.

When the possession of the Leasehold Premises is delivered to the third party, the Landlord shall inform the third party to continue executing the agreement while signing the contract with the third party.

XVIII.	During the term of the agreement, when one of these conditions occurs, the agreement can be terminated or altered;
a)	For force majeure and unexpected issues that disables the prevents continuation of this agreement;
b)	The government confiscates, purchases, or tears down the building where the Leasehold Premises is located;
c)	Both parties agree to alter or terminate the agreement.

XIX.	When one of these conditions occurs, the Landlord shall ask for compensation from the Tenant for the losses caused:
a)	The Tenant delays paying the monthly rent for over 30 days (one month);
b)	The Tenant’s delayed payment may cause the loss of the Landlord over RMB29,328,15;
c)	The Tenant takes the Leasehold Premises in use of the illegal behaviors to damage the public interest or the others;
d)	The Tenant alters the structure or purpose of the Leasehold Premises without the consent of the Landlord.
e)
The Tenant breaches the term XIV of the agreement and fails to fulfill its liability of fixing the faults and paying for relative expenses which leads to the severe damage made to the Leasehold Premises and its facilities;

f)	The Tenant renovates the Leasehold Premises without the consent of the Landlord and the approval of the relative government;
g)	The Tenant sub-contracts the Leasehold Premises to be used by the third party without the consent of the Landlord.

Apart from asking for compensation of the Tenant for breaching terms of the agreement, the Landlord shall reserve the right of terminating or altering the agreement.
XX.	When one of these conditions occurs, the Tenant shall ask for compensation from the Landlord for the losses caused because:
a)	The Landlord fails to submit the Leasehold Premises over 30 days (one month);
b)	The Landlord breaches the term XI of the agreement and disables the Tenant to rent the Leasehold Premises as described above;
c)	The Landlord breaches the term XIII of the agreement and fails to fulfill its liability of fixing the faults and paying for relative expenses.
d)
The Landlord makes alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of the Tenant and the approval of the relative government.

Apart from asking for compensation of the Landlord for breaching terms of the agreement, the Tenant shall reserve the right of terminating (after getting compensation from the Landlord, the Tenant shall inform the Landlord to turn back the Leasehold Premises) or altering the agreement.

For the period of time between being informed by the Landlord to getting compensation from the Landlord, the Tenant shall pay for monthly rent.

XXI.
After the expiration of the agreement, the Tenant shall leave and turn back the Leasehold Premises to the Landlord within 5 days, and ensure the Leasehold Premises and its facilities are in goods conditions (except for those within the range or ordinary damage). Simultaneously, the Tenant shall pay off all the relative expenses and complete the procedure needed.

If the Tenant fails to leave and turn back the Leasehold Premises to the Landlord within the time described above, the Landlord is liable of regaining the Leasehold Premises and ask for double rent for the exceeding time.

XXII.
When the agreement expires, if the Tenant desires to continue renting the Leasehold Premises, the Tenant shall apply to the Landlord to renew the lease 3 months prior to the expiration date. Upon the same conditions, the Tenant has the priority of renting the Leasehold Premises over the others.

Both parties shall resign an agreement while agreeing on the renewal, and re-register at the administrative office.

XXIII.	Both parties are liable of fulfilling the terms of the agreement. Any party breaching the agreement shall be liable according to the relative terms.

XXIV.	Both parties may specify the issues not stated in the agreement in the appendix, the contents of which is constructed as a part of the agreement and valid as a whole upon signature of both parties.

Upon agreeing on the alterations of the agreement, both parties shall register at the original registration office. The agreement altered and registered is valid as the original one.

XXV.
If disputes occur with regards to the execution of the agreement, both parties shall resolve the disputes with friendly negotiation. If negotiation fails to resolve the disputes, both parties can apply to registration office for conciliation; and when conciliation fails, both parties can sue at the People’s Court.

XXVI.	This agreement shall come into effect commencing as of the Date of Execution after the effective signature of both parties.

Both parties shall have the agreement registered at administrative office within ten days after the effective date.

XXVII.	Please refer to the Chinese version for this agreement.

XXVIII.	This agreement is in quadruplicate, while the Landlord holds 2 originals, and the Tenant, the contract registration office and the relative government office holds one original copy respectively.

Landlord:                                            (chopped)

Legal Representative:

Contact number:

Bank Account:

Authorized Representative:                                          (chopped)

Date: July 10, 2007

Tenant:                                            (chopped)

Legal Representative:

Contact number:

Bank Account:

Authorized Representative:                                          (chopped)

Date: July 10, 2007

Registration:                                            (chopped)

Registration office:                                            (chopped)

Date: July 16, 2007